EXHIBIT 2.2

Emerging Fuels Technology, Inc.

An Oklahoma Corporation

THIRD AMENDED AND RESTATED BYLAWS

ARTICLE 1

OFFICES

Section 1.1 Principal Place of Business. The principal place of business of Emerging Fuels Technology, Inc. (the “Corporation”) shall be at 6024 South 116th East Avenue, Tulsa, Oklahoma 74146 or such other place as is designated by the Corporation’s board of directors (the “Board of Directors” or the “Board”).

Section 1.2 Other Offices. The Corporation may have other offices at such places, both within and outside the State of Oklahoma, as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE 2

MEETINGS OF SHAREHOLDERS

Section 2.1 Location of Meetings. Any meeting of the shareholders for the election of directors or for any other purpose may be held at such time and place, within or outside the State of Oklahoma, as shall be stated in the notice of the meeting or in a duly executed waiver of notice hereof.

Section 2.2 Annual Meeting. An annual meeting of shareholders shall be held on the second Tuesday of May, commencing in 2011, at the principal place of business of the Corporation in the State of Oklahoma, or on such other date and at such other place as the Board of Directors may specify, within or outside the State of Oklahoma, at which meeting the shareholders entitled to vote shall elect a Board of Directors and shall transact such other business as may properly be brought before the meeting. The candidates receiving the greatest number of votes, up to the number of directors to be elected, shall be the directors.

Section 2.3 Notice of Annual Meeting. Written notice stating the time and place of the annual meeting shall be given to each shareholder entitled to vote thereat at least ten (10) days (but no more than sixty (60) days) before the date of the meeting.

Section 2.4 Shareholders Entitled to Vote. The officer who has charge of the stock transfer books of the Corporation shall prepare and make a complete record of the shareholders entitled to vote at each meeting of the shareholders, arranged in alphabetical order with the address of and the number of shares held by each. Such record shall be open to examination at the Corporation’s principal place of business by any shareholder for any purpose germane to the meeting for ten (10) days prior to the meeting during ordinary business hours. Such record shall be open to examination by any shareholder, for any purpose germane to the meeting, at the time and place of the meeting during the whole time thereof, which time and place shall be specified in the notice of the meeting.

Section 2.5 Special Meetings. A special meeting of the shareholders, for any purpose or purposes, unless otherwise provided by statute or by the Corporation’s certificate of incorporation (the “Certificate of Incorporation”), may be called by the Board of Directors and shall be called by the president or secretary at the request in writing of shareholders owning at least thirty-three percent (33%) in amount of all of the stock of the Corporation issued and outstanding and entitled to vote at such meeting. Such request shall state the purpose or purposes of the proposed meeting.

Section 2.6 Notice of Special Meetings. Written notice of a special meeting of shareholders, stating in reasonable detail the time, place and purposes thereof, shall be given to each shareholder entitled to vote thereat, at least ten (10) days (but no more than sixty (60) days) before the date fixed for the meeting.

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Section 2.7 Limitation on Special Meetings. Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

Section 2.8 Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote on any matter to be considered thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, a majority of the shareholders entitled to vote on any matter to be considered thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time for an aggregate period not in excess of thirty (30) days, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

Section 2.9 Required Vote. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power with respect to each question, present in person or represented by proxy, shall decide such question brought before such meeting, unless the question is one upon which, by express provision of statute or of the Certificate of Incorporation or the Corporation’s bylaws (“Bylaws”), a different vote is required, in which case such express provision shall govern and control the decisions of such question.

Section 2.10 Voting Rights / Proxy. Each shareholder shall at every meeting of the shareholders be entitled to one (1) vote in person or by proxy for each share of the capital stock having voting power held by such shareholder, except as may otherwise be specified by the Certificate of Incorporation. The Board of Directors may establish such reasonable record dates for determining shareholders entitled to notice of a meeting and to vote thereat, and for other purposes, as may be consistent with applicable law, as contemplated by Section 7.5 hereof. No proxy shall be effective unless in writing and in compliance with (i) applicable law and (ii) such reasonable requirements as the Board of Directors may prescribe. All elections of directors shall be by written ballot. Unless demanded by a shareholder present in person or by proxy at any meeting of the shareholders and entitled to vote thereat, or unless so directed by the chairman of the meeting, the vote thereat on any question (other than the election of directors) need not be by ballot. If such demand or direction is made, a vote by ballot shall be taken, and each ballot shall be signed by the shareholder voting, or by his or her proxy, and shall state the number of shares voted.

Section 2.11 Written Consent to Action. Any action required or permitted to be taken at a meeting of shareholders may be effected by an instrument in writing setting forth such action, executed by shareholders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present, except as to the election of directors which requires unanimous written consent in certain circumstances pursuant to Oklahoma Statutes, Title 18, Section 1056(B)(1). Such instrument shall be delivered to the Corporation and filed with the minutes maintained for meetings of shareholders and a copy thereof shall be delivered to each of the applicable shareholders who did not consent in writing to such action.

ARTICLE 3

DIRECTORS

Section 3.1 Board of Directors. The business and affairs of the Corporation shall be managed by its Board of Directors, which may exercise all powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

Section 3.2 Number, Tenure and Qualifications. The number of directors shall be fixed from time to time by resolution of the Board of Directors within the limits (if any) prescribed by the Certificate of Incorporation. The directors shall be elected at the annual meeting of shareholders, or by unanimous written consent of shareholders (in accordance with Section 2.11 hereof), except as provided in Section 3.4 hereof; and each director elected shall hold office until his successor is elected or until his earlier death, resignation or removal. Directors need not be shareholders. Subject to the limitations imposed by applicable law, the holders of a majority of the shares then entitled to vote at an election of directors may remove a director or directors (or all directors) at any time, with or without cause.

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Section 3.3 Resignation. Any director may resign at any time by giving written notice of his resignation to the Corporation. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective is not specified therein, it shall take effect immediately upon its receipt by the president or the secretary; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.4 Vacancies. Vacancies, by death, resignation, removal or otherwise, and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors, or the sole remaining director, then in office, though less than a quorum; and the director(s) so chosen shall hold office until the next election of directors when their successor(s) are duly elected, or until his earlier death, resignation or removal.

Section 3.5 Meetings of the Board of Directors. The Board of Directors may hold meetings, both regular and special, either within or outside the State of Oklahoma; and such meetings may be held by means of conference telephone or other similar communications equipment by means of which all persons participating in the meeting can hear or otherwise communicate with each other. Participation in a meeting pursuant to such communication shall constitute presence in person at such meeting.

Section 3.6 First Meeting of Newly Elected Board of Directors. The first meeting of each newly elected Board of Directors shall be held at the same place as, and immediately after, the annual meeting of shareholders. No notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting provided a quorum shall be present. In the event such meeting is not held at such time and place, or in the event a unanimous written consent of shareholders shall be filed in lieu of the annual meeting of shareholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

Section 3.7 Notice of Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

Section 3.8 Notice of Special Meetings. Special meetings of the Board of Directors may be called by the president and shall be called by the secretary upon the written request of a majority of the Board of Directors. Notice of special meetings of the Board of Directors shall be given to each director at least forty-eight (48) hours before the time of the meeting.

Section 3.9 Quorum / Required Vote. At all meetings of the Board, a majority of the total number of directors then set shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except, in either event, as may be otherwise specifically provided by statute or by the Certificate of Incorporation or these Bylaws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

Section 3.10. Limitations on Authority. In addition to any vote or consent of the Board or the shareholders of the Corporation required by applicable law, without the approval of the Board, the Corporation shall not and shall not enter into any commitment to:

(a)       amend, modify or waive the Certificate of Incorporation or By-laws;

(b)       (i) make any material change to the nature of the business conducted by the Corporation, or (ii) enter into any business other than the business currently being conducted by the Corporation;

(c)       adopt or modify in any material respect an annual budget, operating budget or business plan for the Corporation;

(d)       (i) issue or sell common stock or other equity securities of the Corporation to any person or (ii) enter into or effect any transaction or series of related transactions involving the repurchase, redemption or other acquisition of common stock from any person;

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(e)       incur any indebtedness, pledge or grant liens on any assets or guarantee, assume, endorse or otherwise become responsible for the obligations of any other person in excess of $250,000 in a single transaction or series of related transactions;

(f)       make any loan, advance or capital contribution to any person in excess of $100,000;

(g)       appoint or remove the Corporation’s auditors or make any material changes in the accounting methods or policies of the Corporation as currently being conducted by the Corporation;

(h)       enter into, amend in any material respect, waive or terminate any related party Agreement other than related party agreements that are on an arm’s length basis and on terms no less favorable to the Corporation than those that could be obtained from an unaffiliated third party;

(i)       enter into or effect any transaction or series of related transactions involving the purchase, lease, license, exchange or other acquisition (including by merger, consolidation, acquisition of stock or acquisition of assets) by the Corporation of any assets and/or equity interests of any person in excess of $250,000 in a single transaction or series of related transactions;

(j)       enter into or effect any transaction or series of related transactions in excess of $250,000 involving the sale, lease, license, exchange or other disposition (including by merger, consolidation, sale of stock or sale of assets) by the Corporation of any assets, other than sales of inventory, services and licenses in the ordinary course of business consistent with past practice;

(k)       establish a subsidiary or enter into any joint venture or similar business arrangement;

(l)       enter into or amend any material term of (i) any employment agreement or arrangement with any officer, (ii) the compensation (including salary, bonus, deferred compensation or otherwise) or benefits of any officer, (iii) any stock option, employee stock purchase or similar equity-based plans, (iv) any benefit, severance or other similar plan or (v) any annual bonus plan or any management equity plan;

(m)      settle any lawsuit, action, dispute or other proceeding or otherwise assume any liability with a value in excess of $250,000 or agree to the provision of any equitable relief by the Company;

(n)        appoint or remove (with or without cause) any officer;

(o)       initiate or consummate an initial public offering or make a public offering and sale of common stock or any other securities;

(p)        make any investments in any other Person in excess of $250,000; or

(q)        dissolve, wind-up or liquidate the Corporation or initiate a bankruptcy proceeding involving the Corporation.

Section 3.11 Written Consent to Action. Any action required or permitted to be taken at a meeting of directors may be effected by an instrument in writing setting forth such action, executed by all the directors, which instrument shall be filed at the principal office of the Corporation or with the minutes maintained for meetings of directors.

Section 3.12 Committees. The Board of Directors, may, by resolution, designate, change or dissolve one or more committees, each committee to consist of one or more of the directors of the Corporation, which (to the extend provided in the resolution, subject to the Certificate of Incorporation and applicable law) shall have and may exercise the powers and authority of the Board Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. The committees shall keep regular minutes of their proceedings and report the same to the Board of Directors when required.

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Section 3.13 Minutes of Committee Meetings. The committees shall keep regular minutes of their proceedings and report the same to the Board of Directors when required.

Section 3.14 Compensation of Directors. As set by resolution of the Board, the directors may be paid their actual expenses, if any, of attending meetings of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or stated salaries as directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may similarly be allowed compensation for attending committee meetings.

ARTICLE 4

NOTICES

Section 4.1 Notices. Except as otherwise provided below, notices to directors and shareholders shall be in writing and delivered personally or mailed to the directors or shareholders at their addresses appearing on the books of the Corporation. Notice by mail shall be deemed to be given three (3) days after the time when the same shall be mailed, postage prepaid, to such addresses. Notice to directors may be given by electronic mail, any other form of written communication or by telephone.

Section 4.2 Waiver of Notice. Any notice required to be given under the provisions of applicable law or of the Certificate of Incorporation or of these Bylaws may be waived in writing, either before or after the event requiring such notice, provided such waiver is signed by the person or persons entitled to said notice. Attendance at a meeting by a person shall constitute a conclusive waiver of any objections made by any person with respect to the notice given to such person unless attendance shall be solely for the purpose of objection.

ARTICLE 5

OFFICERS

Section 5.1 Officers. The officers of the Corporation shall be elected by the Board of Directors and shall be a president, a vice president, a secretary and a treasurer, none of whom need to be a member of the Board. The Board of Directors may also elect a chairman of the board, one or more additional vice presidents and assistant secretaries and assistant treasurers. Two or more offices may be held by the same person.

Section 5.2 Appointment / Removal of Agents. The Board of Directors may appoint and remove such agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board. The power to appoint and remove agents may be delegated by the Board.

Section 5.3 Compensation. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors. Election or appointment of an officer or agent shall not itself create contract rights.

Section 5.4 Tenure / Removal / Vacancy. The officers of the Corporation shall hold office until their successors are chosen, or until their earlier death, resignation or removal. Any officer elected by the Board of Directors may be removed, with or without cause, at any time by the affirmative vote of a majority of the directors then serving. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors.

Section 5.5 Resignation. Any officer may resign at any time by giving written notice of his or her resignation to the Board, the president or the secretary. Any such resignation shall take effect at the time specified therein, or, if the time when it shall become effective is not specified therein, it shall take effect immediately upon its receipt by the Board, the president or the secretary; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

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Section 5.6 President. The president shall be the chief executive officer of the Corporation, shall preside at all meetings of the shareholders and the Board of Directors, shall be ex officio a member of the all standing committees and, subject to the limitations on authority set forth in Section 3.10 of these Bylaws, shall have general and active management of the business of the Corporation. The president may execute all bonds, mortgages and other contracts or instruments in the ordinary course of the business of the Corporation. Unless these Bylaws or the Board of Directors specifies otherwise, the president shall have authority to vote (or grant a proxy with respect to) any securities held or owned by the Corporation.

Section 5.7 Chairman of the Board. In the event the Board of Directors elects a chairman of the Board of Directors who is not also the president, he shall have all the powers of the president in the president’s absence or inability to act and such other powers as the Board of Directors shall designate.

Section 5.8 Vice Presidents. The vice presidents, in the order of their seniority of election, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the president and chairman of the Board of Directors, if there be one, perform the duties and exercise the powers of the president. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 5.9 Secretary. The secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record or cause to be recorded all the proceedings of such meetings in a book or books to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, required notices of all meetings of the shareholders and the Board of Directors, and shall perform such other duties as may be prescribe by the Board of Directors or president, under whose supervision he shall be. He shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors, affix the same to any contract or instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of the treasurer or an assistant secretary. He shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 5.10 Assistant Secretaries. The assistant secretaries in the order of their seniority of election, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the secretary. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 5.11 Treasurer. The treasurer shall have the custody of the corporate funds and securities, shall keep or cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the president and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as treasurer and of the financial condition of the Corporation. He shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 5.12 Surety Bond. If required by the Board of Directors, the treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

Section 5.13 Assistant Treasurers. The assistant treasurers in the order of their seniority of election, unless otherwise determined by the Board of Directors, shall, in the absence of disability of the treasurer, perform the duties and exercise the powers of the treasurer. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

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ARTICLE 6

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Subject to the further provisions hereof the Corporation shall indemnify any and all of its directors, officers, former directors, and former officers, to the full extent permitted under applicable law against all amounts incurred by them and each of them, including but not limited to expenses, legal fees, costs, judgments, fines and amounts paid in settlement which may be actually and reasonably incurred, rendered or levied in any threatened, pending or completed action, suit or proceeding brought against any of them for or on account of any action or omission alleged to have been committed while acting within the scope of his duties as a director or officer of the Corporation. Whenever any such director or officer shall report to the president of the Corporation or the Board of Directors that he has incurred or may incur such amounts, the Corporation shall, within a reasonable time thereafter, determine in a manner consistent with applicable law (including 18 Okla. Stat. § 1031) whether, in regard to the matter involved, such person acted or failed to act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful. If the Corporation so determines that such person acted or failed to act in such a manner with regard to the matter involved, indemnification shall be mandatory and shall be automatically extended as specified herein; provided, however, that the Corporation shall have the right to refuse indemnification in any instance in which the person whom indemnification would otherwise have been applicable shall not offer the Corporation the opportunity, at its own expense and through counsel of its own choosing, to defend him in the action, suit or proceeding. Nothing contained herein is intended to limit any right of indemnification or other rights provided by Oklahoma Statutes, Title 18, Section 1031, or other applicable law.

ARTICLE 7

CERTIFICATES OF STOCK; DEBT INSTRUMENTS

Section 7.1 Stock Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the president or a vice president and the secretary or an assistant secretary, certifying the number of shares owned by him in the Corporation. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, the designations, preferences, limitations and rights of each class or series shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock; provided, however, that except as otherwise provided by applicable law, in lieu of the foregoing requirements, there may be set forth on the face or back of a certificate a statement to the effect that the Corporation will furnish any shareholder upon request and without charge such a description or summary.

Section 7.2 Facsimile Signatures. Where a certificate, bond, debenture or other debt security instrument is (1) signed by a transfer agent or an assistant transfer agent or (2) registered by a registrar other than the Corporation or an employee of the Corporation, the signature of any president, vice president, secretary or assistant secretary may be facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or instrument shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise before such certificate or instrument have been delivered by the Corporation, such certificate or instrument may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or instrument or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation.

Section 7.3 Lost Certificates. The Board of Directors may direct a new certificate or instrument to be issued in place of any certificate or instrument theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate or instrument to be lost or destroyed. When authorizing such issue of a new certificate or instrument, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or instrument, or his legal representative, to give the Corporation such indemnity as it may direct against any claim that may be made against the Corporation with respect to the certificate or instrument alleged to have been lost or destroyed.

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Section 7.4 Transfers of Stock. Transfers of shares of stock of the Corporation shall be made only on the stock transfer books of the Corporation. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares properly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and payment of all taxes thereon the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 7.5 Record Dates. The Board of Directors may fix in advance a date, not more than sixty (60) days (nor less than ten (10) days) preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, for the determination of the shareholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or to receive payment of any such dividend, or to receive any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock. In addition, the Board of Directors may fix a record date for the determination of shareholders entitled to express consent to corporate action in writing without a meeting, which date shall not precede nor be more than ten (10) days after the date upon which the record date is so fixed. In such cases each such shareholder and only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to express such consent, or to receive payment of such dividend, or to receive such allotment of rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

Section 7.6 Registered Shareholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, to vote as such owner, to transfer such shares and for all other purposes; and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Oklahoma.

ARTICLE 8

GENERAL PROVISIONS

Section 8.1 Declaration / Payment of Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation (or of any resolution of the Board of Directors establishing any series of any class of stock adopted pursuant to the provisions of the Certificate of Incorporation), if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation and applicable law.

Section 8.2 Reserve Fund. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, equalize dividends, or to repair or maintain any property of the Corporation, and for such other purpose as the directors shall determine to be in the best interests of the Corporation. The directors may modify or abolish any such reserve in the manner in which it was created.

Section 8.3 Checks. All checks, drafts, or orders or demands for or to pay money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate or in the absence of such designation by the president or the treasurer.

Section 8.4 Contracts. Except as otherwise required by law or by these Bylaws, any contract or instrument approved by the Board may be executed and delivered in the name of the Corporation and on its behalf by the president or a vice president. In addition, the Board may authorize any other officer or officers or agent or agents to execute and deliver any contract or instrument in the name of the Corporation and on its behalf, and such authority may be general or confined to specific instances as the Board may by resolution determine.

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Section 8.5 Attestation. Any vice president, the secretary, or any assistant secretary may attest the execution of any contract, instrument or document by the president or any other duly authorized officer or agent of the Corporation and may affix the corporate seal, if any, in witness thereof, but neither such attestation nor the affixing of a corporate seal shall be requisite to the validity of any such document or instrument.

Section 8.6 Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 8.7 Corporate Seal. A corporate seal shall not be requisite to the validity of any contract, instrument or document executed by or on behalf of the Corporation. The corporate seal, if any, shall have inscribed thereon the name of the Corporation, and the year of its organization. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

Section 8.8 Loan to Directors or Employees. The Corporation shall not make any loan to a director, or guarantee any indebtedness of a director or otherwise use its credit to assist a director, without the express authorization by the shareholders entitled to vote thereon in each particular case. The Board of Directors may authorize the Corporation to make a loan to any employee of the Corporation (including any director who is also an employee), or to guarantee indebtedness of or otherwise use its credit to assist such employee, if the Board determines that the same may be reasonably expected to benefit the Corporation; any resolution properly adopted by the Board authorizing a loan to any employee by the Corporation (or authorizing any such guarantee or use of credit) shall conclusively evidence such a determination by the Board, whether or not expressed therein.

Section 8.9 Books and Records. Any person who is a holder of record of shares, upon written demand under oath stating the purpose thereof, shall have the right to examine, in person, or by agent or attorney, at any reasonable time or times, for any proper purpose the Corporation’s relevant books and records of accounts, minutes, and record of shareholders and to make copies of or extracts therefrom.

Section 8.10 Pronouns and Plurals. To the extent permitted by the context in which used, words in the singular number shall include the plural, words in the masculine gender shall include the feminine, and vice versa.

Section 8.11 Headings. Captions used herein are for convenience only and are not part of these Bylaws and shall not be deemed to limit or alter any provisions hereof and shall not be deemed relevant in construing these Bylaws.

Section 8.12 Conflict With Applicable Law or Certificate of Incorporation. These Bylaws are adopted subject to any applicable law and the Certificate of Incorporation. Whenever these by Bylaws may conflict with any applicable law or the Certificate of Incorporation, such conflict shall be resolved in favor of such law or the Certificate of Incorporation.

ARTICLE 9

AMENDMENTS

Subject to the Certificate of Incorporation, these Bylaws may be altered, amended or repealed at any regular or special meeting of the Board of Directors.

Adopted on July 20, 2021. Confirmed as to adoption:

By:   /s/ Kenneth L. Agee

Name:     Kenneth L. Agee

Title:       Secretary

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